Exhibit A

CERTIFICATE OF DESIGNATIONS

OF

SERIES B PREFERRED STOCK

OF

NUO THERAPEUTICS, INC.

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Pursuant to Section 151 of the

General Corporation Law of the State of Delaware

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NUO THERAPEUTICS, INC., a Delaware corporation (the “Corporation”), does hereby certify that pursuant to the authority conferred upon the Corporation’s board of directors (together with any duly authorized committee thereof, the “Board of Directors”) by the provisions of the Corporation’s Certificate of Incorporation, which authorize the issuance of up to 15,250 shares of preferred stock, par value $0.0001 per share, the following resolutions were duly adopted by the Board of Directors on June [   ], 2017:

RESOLVED, that the issue of a class of preferred stock, par value $0.0001 per share, of the Corporation is hereby authorized and the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof are hereby fixed as set forth below.

Certain capitalized terms are defined in Section 11 hereof.

1.	Designation; Number of Shares; Rank.

(a)     There shall be a series of Preferred Stock to be designated as “Series B Preferred Stock,” par value of $0.0001 per share (the “Series B Preferred Stock”), and the authorized number of shares constituting such series shall be 15,250.

(b)     The Series B Preferred Stock shall rank, with respect to rights on liquidation, winding up and dissolution, (i) senior to the Common Stock, Series A Preferred Stock and each other class of capital stock or series of preferred stock (collectively referred to as “Junior Securities”), except for Parity Securities and Senior Securities, (ii) on parity with each other class of capital stock or series of preferred stock which expressly provides that it ranks on parity with the Series B Preferred Stock as to rights on liquidation, winding up and dissolution (collectively referred to as “Parity Securities”) and (iii) junior to each other class of capital stock or series of preferred stock which expressly provides that it ranks senior to the Series B Preferred Stock as to rights on liquidation, winding up and dissolution, as well as junior to any indebtedness not issued in violation of Section 9 hereof (collectively referred to as “Senior Securities”).

2.	Dividends.

(a)     Quarterly Dividends. Each share of Series B Preferred Stock shall entitle the holder to receive, prior and in preference to dividends or other distributions or payments in respect of Junior Securities, pari passu with respect to dividends or other distributions or payments in respect of Parity Securities and junior with respect to dividends or other distributions or payments in respect of Senior Securities, dividends (“Dividends”) at a rate of 5.0% per annum of the Series B Original Issue Price (as defined below). Dividends shall be cumulative, accrue daily beginning on October 1, 2018, and be payable, in cash, from funds legally available therefor on the last day of each Calendar Quarter (as defined below) beginning on December 31, 2018 (each a “Dividend Date”). If a Dividend Date is not a Business Day (as defined below) then the Dividend shall be due and payable on the Business Day immediately following the Dividend Date. Any accrued and unpaid Dividends that are not paid within five (5) Business Days of such accrued and unpaid Dividends’ Dividend Date shall bear interest at the rate of 9.0% per annum (the “Default Rate”) from such Dividend Date until the same is paid in full (the “Default Interest”). To the extent funds are not legally available for payment of Dividends on a Dividend Date, the Corporation shall pay such Dividends, together with Default Interest thereon, as soon as practicable following the date funds become legally available for such payment.

(b)     Dividends on Junior Securities. So long as any shares of Series B Preferred Stock shall be outstanding, the Corporation shall not declare, pay or set aside any dividends, whether in cash or property, or make any other distribution, in respect of, or redeem any, Junior Securities without the prior approval of holders of not less than two-thirds of the shares of the outstanding Series B Preferred Stock (a “Super-Majority of the Series B Stock”).

(c)     Special Dividends. In the event dividends are paid on any Junior Securities in violation of Section 2(b), in addition to any other rights or remedies available to the Series B Holders, the Corporation shall immediately pay to the Series B Holders an additional dividend in an amount per share (on an as-if-converted to Common Stock basis at the Conversion Rate in effect on the record date for determining holders entitled to such dividend) equal to the amount per share paid or set aside for the Junior Securities, as applicable.

3.	Liquidation Preference.

(a)     Preference.

(i)     In the event of any liquidation, dissolution or winding up of the Corporation, either voluntarily or involuntarily (a “Liquidation”), the holders of the Series B Preferred Stock (the “Series B Holders”) shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Junior Securities (the “Junior Holders”), pari passu with any distribution of any of the assets or surplus funds of the Corporation to the holders of Parity Securities, and junior and subordinated to any distribution of any of the assets or surplus funds of the Corporation to the holders of Senior Securities for each outstanding share of Series B Preferred Stock, the sum of (y) the Series B Original Issue Price, plus (z) the amount of all accrued but unpaid Dividends (whether or not declared) on the Series B Preferred Stock, and, if applicable, Default Interest thereon (such sum, the “Series B Liquidation Preference”).

(ii)     If, upon the Liquidation, the assets of the Corporation are insufficient to provide for the payment in full of the Series B Liquidation Preference to the Series B Holders for each share of Series B Preferred Stock and payment in full of amounts due to holder of Parity Securities upon such Liquidation, (y) those assets legally available for distribution shall be paid to the Series B Holders (collectively) and the holders of each class or series of Parity Securities (collectively) in accordance with their respective certificates of designations, rights and preferences and (z) the assets available for distribution to Series B Holders (as determined in accordance with clause (y)) shall be paid ratably to the Series B Holders in proportion to the amount of Series B Preferred Stock held by each Series B Holder.

(iii)     The Corporation shall give written notice to each Series B Holder of the time and date of payment of amounts due pursuant to this Section 3(a) at least 20 days prior to, but in no event prior to the public announcement of, the payment thereof. Unless otherwise consented to in writing by a Series B Holder, the Corporation shall make all payments pursuant to this Section 3(a) to each Series B Holder by wire transfer of immediately available funds (denominated in United States dollars) to an account or accounts designated by such Series B Holder.

(b)     Events Constituting a Liquidation. For purposes of this Section 3, each of the following events shall be considered a Liquidation unless waived in writing by the holders of a Super-Majority of the Series B Stock:

(i)     (A) the sale, transfer or exclusive license or other disposition, in one transaction or series of related transactions by the Corporation or any subsidiary of the Corporation, of all or substantially all of the assets of the Corporation and its wholly-owned subsidiaries, taken as a whole; and (B) the sale or disposition (whether by merger, consolidation or otherwise) of one or more wholly-owned subsidiaries of the Corporation if substantially all of the assets of the Corporation and its wholly-owned subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly-owned subsidiary of the Corporation;

(ii)     a consolidation or merger of the Corporation with or into any other corporation or other entity or person, a purchase, tender or exchange offer, or any other corporate reorganization, in which, in each case, the stockholders of the Corporation immediately prior to such consolidation, merger, purchase, tender or exchange offer or reorganization, own less than 50% of the Corporation’s voting power immediately after such consolidation, merger or reorganization;

(iii)     any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Corporation’s voting power is transferred;

(iv)     the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Corporation.

(c)     Any securities to be delivered to the Series B Holders and the holders of Junior Securities upon a Liquidation shall be valued as follows:

(i)     If listed or quoted on a National Securities Exchange (as defined below), the value shall be deemed to be the average of the closing prices of the securities on that exchange over the 30-day period ending three Trading Days prior to the closing;

(ii)     If not listed or quoted on a National Securities Exchange, but actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three Trading Days prior to the closing; and

(iii)     If not listed or quoted on a National Securities Exchange and there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and holders of a Super-Majority of the Series B Stock; provided that, if the Corporation and the holders of a Super-Majority of the Series B Stock are unable to reach an agreement as to the fair market value, then such fair market value shall be determined by an independent appraisal conducted by an experienced investment banker with a nationally recognized investment banking firm or appraisal expert who is a member of a recognized professional association of business appraisals (an “Appraiser”), hired and paid by the Corporation, and reasonably approved by holders of a Super-Majority of the Series B Stock.

(d)     Noncash Distributions. If any of the assets of the Corporation are to be distributed other than in cash or securities pursuant to Section 3, then the Board of Directors shall promptly engage an Appraiser that is reasonably approved by holders of a Super-Majority of the Series B Stock, to determine the value of the assets to be distributed to the Series B Holders or the holders of the Junior Securities. The Corporation shall, upon receipt of the Appraiser’s valuation, give prompt written notice to each of the Series B Holders and the holders of the Junior Securities of the Appraiser’s valuation.

(e)     Authorization. The Corporation shall not have the power to effect a Liquidation referred to in Section 3(b)(ii) unless the agreement or plan of merger or consolidation for such transaction, or purchase or exchange agreement (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3(a) and Section 3(b).

(f)     Allocation of Escrow and Contingent Consideration. In the event of a Liquidation pursuant to Section 3(b)(i) or Section 3(b)(ii), if any portion of the consideration payable to the stockholders of the Corporation is placed into escrow, retained as holdback or is payable to the stockholders of the Corporation only upon satisfaction of contingencies (the “Additional Consideration”), the Corporation shall cause the Merger Agreement or other similar agreement to provide that, until the Series B Holders shall have received 100% of the aggregate Series B Liquidation Preference, (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3(a) and Section 3(b) as if the Initial Consideration were the only consideration payable in connection with such Liquidation and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Section 3(a) and Section 3(b), and treating the previous payment of the Initial Consideration (and any prior payment of Additional Consideration) as part of the same transaction with such distribution of Additional Consideration. For the purposes of this Section 3(f), consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Liquidation shall be deemed to be Additional Consideration.

4.	Redemption.

(a)      Optional Redemption. At any time or times after (but in no event prior to) the four (4) year anniversary of the Issuance Date, the Corporation shall have the right to the extent funds are lawfully available therefor, to require that all (but not less than all) of the outstanding Series B Preferred Stock be redeemed (“Optional Redemption”), for an amount of cash per share of Series B Preferred Stock equal to the Series B Liquidation Preference. The Corporation may exercise its right to effect an Optional Redemption only by providing each Series B Holder written notice thereof (“Notice of Optional Redemption”) at least ten (10) Business Days, but not more than twenty (20) Business Days, prior to the date of consummation of such redemption (the “Optional Redemption Date”). Upon delivery of a Notice of Optional Redemption, the Corporation shall be irrevocably bound to redeem all of the Series B Preferred Stock outstanding as of the Optional Redemption Date (after giving effect to any Conversion Notices delivered pursuant to Section 5 prior to the Optional Redemption Date) upon the terms set forth herein, unless the holders of a Super-Majority of Series B Stock otherwise agree. The Corporation’s Notice of Optional Redemption shall indicate (x) the amount of the Series B Liquidation Preference as of the Optional Redemption Date, (y) the date selected by the Corporation for the Optional Redemption Date, and (z) the aggregate Redemption Price payable to each Series B Holder. If the Corporation has elected to effect an Optional Redemption and complied with this Section 4(a), then each holder’s Series B Preferred Stock that remains outstanding on the Optional Redemption Date (after giving effect to any Conversion Notices delivered pursuant to Section 5 on or prior to the Optional Redemption Date) shall be redeemed by payment by the Corporation to each such Series B Holder of the Redemption Price as of the Optional Redemption Date for each share of Series B Preferred Stock held by such Series B Holder, in cash. All such holders of the Series B Preferred Stock shall thereupon and within five (5) Business Days after the Optional Redemption Date or such other date as the Corporation and each such Series B Holder mutually agree, surrender to the Corporation all certificates evidencing Series B Preferred Stock. If the Corporation fails to pay the Series B Liquidation Preference on the Optional Redemption Date with respect to each outstanding share of Series B Preferred Stock, then, in addition to any other rights or remedies available to the Series B Holders, (y) each Series B Holder shall have the right to declare the Optional Redemption to be null and void, and the Series B Holders shall be entitled to all the rights of a holder of outstanding Series B Preferred Stock; and (z) the Corporation’s rights under this Section 5(a) shall be terminated automatically, without the need for further action by the Corporation or any Series B Holder.

(b)      Mandatory Redemption.

(i)     On the first day of each calendar month beginning on July 1, 2020 (each a “Redemption Date”), the Corporation shall redeem one-forty eighth (1/48th) of the aggregate number of shares of Series B Preferred Stock originally issued by the Corporation on the Issuance Date for a price per share equal to the Redemption Price as of the Redemption Date, which shall be payable in cash or by delivery of Common Stock as provided in Section 4(b)(ii). If a Redemption Date is not a Business Day (as defined below) then the Redemption shall be effected on the Business Day immediately following the Redemption Date. The “Redemption Price” in respect of a share of Series B Preferred Stock as of any date of determination shall equal the Series B Liquidation Preference as of such date.

(ii)     Subject to the conditions and limitations set forth in this Section 4(b)(ii) and Section 6, in lieu of paying the Redemption Price in cash, the Corporation shall have the right to satisfy such payment obligation by issuing shares of Common Stock in accordance with this Section 4(b)(ii), which right may be exercised by delivering a Share Issuance Notice in accordance with, and otherwise complying with the terms and conditions set forth in, this Section 4(b)(ii). If a Share Issuance Notice is not timely delivered in accordance with the requirements of this Section 4(b)(ii) with respect to shares of Series B Preferred Stock required to be redeemed on a Redemption Date, the Corporation shall be deemed to have elected to pay the Redemption Price in respect of such shares of Series B Preferred Stock on such Redemption Date in cash. If the Corporation elects, in lieu of paying in cash any Redemption Price due and payable under Section 4(b)(i), to satisfy any such amounts due through the issuance of shares of Common Stock, the following terms shall apply:

(1)     Exercise of Share Issuance Rights. On any date that is not more than twenty (20) Trading Days, nor less than five (5) Trading Days, prior to any Redemption Date, the Corporation may deliver to each Series B Holder notice by electronic mail to an address designated by such Holder (a “Share Issuance Notice”) of its intention to issue shares of Common Stock pursuant to the provisions of this Section 4(b)(ii) in order to satisfy the Redemption Price due on such Redemption Date under Section 4(b)(i) by delivering such shares to the Series B Holders; provided, however, that, unless the holders of a Super-Majority of Series B Stock otherwise agree, the Corporation may not deliver a Share Issuance Notice (a) during the occurrence of a Delisting Event, (b) at any time following the occurrence, and during the continuance, of an Insolvency Event, (c) from and after a Withholding Date, (d) if, as of the close of trading on the Trading Day preceding the date of the Share Issuance Notice, the Market Capitalization is less than $10 million, (e) unless all material information regarding the Corporation (including any material information that may be included in, or reflected by, the Share Issuance Notice) has been publicly disclosed in a report filed pursuant to the Exchange Act or has been otherwise publicly disclosed in a manner calculated to reach the securities marketplace through one of the Corporation’s recognized channels of distribution, (f) unless (X) the Registration Statement is effective and available for the sale of the Registrable Securities and, after giving effect to the resale of all shares of Common Stock issued pursuant to such Share Issuance Notice (and assuming such shares are sold pursuant to the Registration Statement and that the Volume Weighted Average Price for each Trading Day during each applicable Issuance Period will equal the Floor Price), the Registration Statement shall continue to register a sufficient number of Registrable Securities to cover the resale of all Warrant Shares issuable upon exercise of the Warrants, or (Y) all shares of Common Stock issuable pursuant to such Share Issuance Notice are eligible for resale by the Series B Holders without limitation or restriction, including any volume limitations, under state or Federal securities laws pursuant to Rule 144 under the Securities Act, (g) unless the shares of Common Stock issued pursuant to such Share Issuance Notice will not bear, or be subject to, any restrictive legend or stop transfer instructions (it being acknowledged that any such absence of a legend and restriction at the time of such issuance shall not indicate that such shares do not constitute “restricted securities” for purposes of Rule 144 under the Securities Act at such time), (h) at any time on which there is an outstanding Failure Share Amount or (i) if any Event of Failure (as defined in the Warrants) under the Warrants has occurred and is continuing (collectively, the “Share Issuance Conditions”). Subject to such provisions, a Share Issuance Notice shall be irrevocable, shall specify (x) a floor price (the “Floor Price”) that is no less than $1.00, (y) the aggregate number of shares of Series B Preferred Stock subject to such Share Issuance Notice, (y) the aggregate Redemption Price payable in connection with the redemption contemplated by such Share Issuance Notice, broken out by the aggregate Redemption Price due each Series B Holder (such amount, a “Share Issuance Amount”), and (z) the Redemption Date to which such Share Issuance Notice applies.

(2)     Share Issuance. Subject to Section 6, for each Trading Day during the applicable Issuance Period (each, a “Reference Date”), the Corporation shall issue to each Series B Holder such Series B Holder’s Pro Rata Share of an aggregate number of shares of Common Stock (rounded to the nearest whole share, with 0.5 being rounded up) equal to the product of (x) the number of shares of Common Stock traded at or above the Floor Price (on all exchanges and quotation systems on which shares of Common Stock are cited as having been traded, per the Bloomberg AQR function) on such Reference Date between 9:35 a.m., New York City time, and 3:55 p.m., New York City time (the “Applicable Trading Period”), multiplied by (y) 19% (the “Daily Issuance Shares”); provided, that, at such time on any Reference Date as the value (as determined in accordance with this Section 4(b)(ii)(2)) of all shares issuable in respect of such Reference Date (up to such time on such Reference Date) (the “Partial Reference Date Shares”) together with the value of all shares issued or issuable hereunder in respect of prior Reference Dates during such Issuance Period are sufficient to satisfy the entire Share Issuance Amount, then the Daily Issuance Shares shall be equal to the Partial Reference Date Shares, and such Issuance Period and the Applicable Trading Period shall thereafter be deemed terminated for all purposes hereunder. By no later than 5:30 p.m., New York City time, on the second Trading Day following each Reference Date (each, a “Share Issuance Closing Date”), the Corporation shall deliver to each Series B Holder its Pro Rata Share of the applicable Daily Issuance Shares by causing the Corporation’s transfer agent to electronically transmit such Daily Issuance Shares to each Series B Holder by crediting to the account of each Series B Holder’s prime broker (as specified by such Series B Holder no later than one Trading Day prior to the applicable Share Issuance Closing Date) with The Depository Trust Company (“DTC”) through its Deposit/Withdrawal at Custodian (“DWAC”) system its Pro Rata Share of such Daily Issuance Shares determined pursuant to Section 4(b)(ii)(4) of this Section 4(b). Within two hours following the close of regular trading hours on each Reference Date for which Daily Issuance Shares are issuable hereunder, each Series B Holder shall deliver a notice (a “Daily Share Notice”) to the Corporation setting forth the number of Daily Issuance Shares and the portion of the Share Issuance Amount to be satisfied on the Share Issuance Closing Date related to such Reference Date, together with appropriate calculations of such amount. Concurrently with the valid delivery of the related Daily Issuance Shares on each Share Issuance Closing Date, an amount (the “Credit Amount”) equal to the product of (x) the number of shares of Common Stock issued and delivered to a Series B Holder on such date multiplied by (y) the Volume Weighted Average Price for shares of Common Stock that trade at or above the Floor Price during the Applicable Trading Period (on all exchanges and quotation systems on which shares of Common Stock are cited as having been traded, per the Bloomberg AQR function) on the applicable Reference Date shall be applied to such Series B Holder’s Pro Rata Share of the Share Issuance Amount on such Share Issuance Closing Date. If, as of the end of any Issuance Period, the Share Issuance Amount in respect of any Series B Holder exceeds the sum of the applicable Credit Amounts in respect of such Series B Holder (including as a result of Section 6), the Corporation shall pay such difference to such Series B Holder in cash, from funds legally available therefor, on the first Trading Day following the end of the Issuance Period. To the extent that funds are not legally available for, or the Corporation otherwise fails to make, such payment, the number of shares of Series B Preferred Stock in respect of which such payment was required shall be become convertible, at the election of the Series B Holder thereof, into Common Stock in accordance with Section 5 below.

If any part of the amount that is being satisfied pursuant to a Share Issuance Notice becomes due by its terms prior to the date on which the sum of the Credit Amounts during the applicable Issuance Period shall equal the Share Issuance Amount, then for that day and each calendar day thereafter, the difference between the Share Issuance Amount and the sum of the Credit Amounts as of the end of each such day shall bear interest at the Default Rate, compounded quarterly, and the Share Issuance Amount shall increase daily by the amount of such interest until the earlier of (A) the sum of the Credit Amounts equals the Share Issuance Amount as so increased or (B) any excess of the Share Issuance Amount, as so increased, over the sum of the Credit Amounts has been paid by the Corporation to the Series B Holders in cash.

In connection with the issuance and delivery of any shares of Common Stock to the Series B Holders pursuant to this Section 4(b)(ii), the Corporation shall, cause its counsel to issue such legal opinions to the Transfer Agent as may be required by the Transfer Agent to effect the issuance of the Daily Issuance Shares without any restrictive legend hereunder.

(3)     Limitations on Share Issuances. All Share Issuance Notices shall set forth the number of shares of Common Stock then outstanding. At any time following delivery of a Share Issuance Notice and ending on the last day of the Issuance Period, each Series B Holder shall have the right to deliver notice to the Corporation (and shall be entitled to include such notice in any Daily Share Notice) (a “Cap Notice”) stating the maximum number of shares of Common Stock that may be issued to such Series B Holder without exceeding the maximum number of shares that such Series B Holder may receive under the 9.985% Cap (as defined below) (the “Maximum Share Amount”). In no event shall the number of shares issued to any Series B Holder pursuant to any Share Issuance Notice exceed the Maximum Share Amount specified in such Series B Holder’s Cap Notice, and the Share Issuance Period and the Applicable Trading Period shall be deemed terminated with respect to such Series B Holder at such time as such Series B Holder has been issued the Maximum Share Amount specified in such Series B Holder’s Cap Notice.

(4)     Allocation among Series B Holders. Subject to Section 6, all shares of Common Stock issuable to the Series B Holders pursuant to this Section 4(b)(ii) and all Credit Amounts shall be allocated pro rata among the Series B Holders based on each Series B Holder’s Pro Rata Share, in each case unless the holders of a Super-Majority of Series B Stock notify the Corporation in writing of any different allocation ratio.

(5)     Issuance of Shares. It shall be a condition precedent to the valid delivery of any Daily Issuance Shares on any Share Issuance Closing Date that (a) the issuance and delivery of all such Daily Issuance Shares has been duly authorized by all necessary corporate action and, when such shares are delivered to the Series B Holders, such shares shall have been validly issued, be outstanding and be fully paid and nonassessable, and the Series B Holders, with respect to such shares, shall be entitled to all rights accorded to a holder and beneficial owner of Common Stock, and (b) none of the Share Issuance Conditions that would otherwise prevent the Corporation from delivering a Share Issuance Notice has occurred or is continuing. If the Corporation fails to satisfy any of the conditions precedent set forth in this Section 4(b)(ii)(5) on any Share Issuance Closing Date, the Corporation shall immediately notify each Series B Holder of such failure, none of the Daily Issuance Shares for such date shall be considered to have been delivered to the Series B Holders for any purpose hereunder (and, for the avoidance of doubt, none of such Daily Issuance Shares shall be applied to any Share Issuance Amount) until such time as the all of the conditions precedent in this Section 4(b)(ii)(5) are satisfied with respect to such Daily Issuance Shares.

(6)     Failure to Deliver Share Issuance Shares. If the Corporation fails on any Share Issuance Closing Date to cause the delivery of the Daily Issuance Shares required to be delivered on that date, and such failure is not cured within one Trading Day following such Share Issuance Closing Date (a “Share Delivery Failure”), the Share Issuance Amount in respect to such Share Issuance Closing Date and related Issuance Period shall not be reduced in respect of such Daily Issuance Shares until such shares are actually issued and delivered. In addition, any redemption payment that is not paid when due shall bear interest at the Default Rate, compounded quarterly, or the highest rate then permitted by applicable law, whichever is less, until such redemption payment (including Default Interest thereon) shall have been paid in full, and a number of shares of Series B Preferred Stock equal to the number of Shares of Series B Preferred Stock that the Corporation failed to timely redeem (a “Redemption Failure”) shall become convertible, at the election of the Series B Holder thereof, into Common Stock in accordance with Section 5 below. Notwithstanding the foregoing, following a Redemption Failure, the Corporation shall remain obligated to pay to each Series B Holder the aggregate Redemption Price in respect of the Failure Share Amount.

(7)     No Duty of Confidence. Neither any Series B Holder nor any affiliate thereof shall have any duty of trust or confidence to the Corporation, or any obligation not to trade on the basis of, any Share Issuance Notice or any information contained therein.

5.           Conversion.

(a)     Conversion Rights. At any time on which any Failure Share Amount exists with respect to any Holder’s Series B Preferred Stock, each Series B Holder shall have the right to convert a number of shares of Series B Preferred Stock not to exceed such Failure Share Amount on the terms and conditions set forth in this Section 5.

(b)     Conversion at Option of the Holder. Each Series B Holder shall be entitled to convert some or all of its shares of Series B Preferred Stock up to such Series B Holder’s Failure Share Amount into fully paid and nonassessable shares of Common Stock (“Conversion Shares”) in accordance with this Section 5 at the Conversion Rate (as defined below). The Corporation shall not issue any fraction of a share of Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share, then the Corporation shall round such fraction of a share up or down to the nearest whole share (with 0.5 rounded up). Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the Series B Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(c)     Conversion Rate. The number of Conversion Shares issuable upon a conversion of each share of Series B Preferred Stock being converted pursuant to this Section 5 shall be determined according to the following formula (the “Conversion Rate”):

Redemption Price
Conversion Price

               (d)     Mechanics of Conversion. The conversion of Series B Preferred Stock shall be conducted in the following manner:

(i)     Holder’s Delivery Requirements. To convert shares of Series B Preferred Stock into Conversion Shares pursuant to Section 5(a) above on any date, a Series B Holder seeking to effect such conversion (a “Converting Holder”) shall (A) transmit by facsimile or electronic mail (or otherwise deliver), for receipt on or prior to 5:00 p.m. New York City time on such date, a copy of an executed conversion notice in the form attached hereto as Exhibit A (the “Conversion Notice”) to the Corporation (Attention: Richard DeMaio, Fax: (240) 499-2690, Email: rdemaio@nuot.com), and (B) surrender to a common carrier for delivery to the Corporation, no later than three (3) Business Days after the Conversion Date, the original stock certificates representing the shares of Series B Preferred Stock being converted (or an indemnification undertaking in customary form with respect to such shares in the case of the loss, theft or destruction of any stock certificate representing such shares).

(ii)     Corporation’s Response. Upon receipt or deemed receipt by the Corporation of a copy of a Conversion Notice, the Corporation (A) shall immediately send, via email, a confirmation of receipt of such Conversion Notice to the Converting Holder and the Corporation’s designated transfer agent (the “Transfer Agent”), which confirmation shall include an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein, and (B) on or before the second (2nd) Business Day following the date of receipt or deemed receipt by the Corporation of such Conversion Notice (or, if earlier, the end of the standard settlement period for U.S. broker-dealer securities transactions) (the “Share Delivery Date”), (x) credit such aggregate number of Conversion Shares to which the Converting Holder shall be entitled to the Converting Holder’s or its designee’s balance account with DTC through its DWAC system, or (y) if none of the Unrestricted Conditions (as defined below) is then satisfied, deliver a stock certificate to the address designated by the Converting Holder, in each case, for the number of Conversion Shares to which the Converting Holder shall be entitled. If the number of shares of Series B Preferred Stock represented by any stock certificate surrendered by the Converting Holder is greater than the number of shares of Series B Preferred Stock being converted, then the Corporation shall, as soon as practicable and in no event later than three (3) Business Days after receipt of such stock certificates (the “Certificate Delivery Date”) and at its own expense, issue and deliver to the Converting Holder a new certificate representing the Series B Preferred Stock not so converted. The certificates (or electronic book entries, if applicable) evidencing any Conversion Shares shall not contain or be subject to any legend restricting the transfer thereof (including the legend set forth above) or be subject to any stop-transfer instructions: (A) while a registration statement (including a Registration Statement, as defined in the Registration Rights Agreement) covering the sale or resale of such security is effective under the Securities Act, (B) following any sale of such Conversion Shares pursuant to Rule 144 under the Securities Act, (C) if such Conversion Shares are eligible for sale under Rule 144(b)(1), or (D) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) (collectively, the “Unrestricted Conditions”). The Corporation shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date (as defined below), or at such other time as any of the Unrestricted Conditions have been met, if required by the Transfer Agent to effect the issuance of the Conversion Shares without a restrictive legend or removal of the legend hereunder. If any of the Unrestricted Conditions is met at the time of issuance of Common Stock under this Section 5, such Common Stock shall be issued to the Converting Holder, or, at the Converting Holder’s request, credited to the Converting Holder’s or its designee’s balance account with DTC through its DWAC system, free of all legends and stop-transfer instructions. The Corporation agrees that following the Effective Date, or at such time as the Unrestricted Conditions are met or such legend is otherwise no longer required under this Section 5(d)(ii), it will, no later than three (3) Business Days following the delivery by the applicable Converting Holder to the Corporation or the Transfer Agent of a certificate representing any Conversion Shares bearing a restrictive legend, deliver or cause to be delivered to such Converting Holder a certificate (or electronic transfer) representing such shares that is free from all restrictive and other legends (or similar notations) or, at the Converting Holder’s request, cause them to be issued to Converting Holder’s or its designee’s balance account with DTC through its DWAC system. For purposes hereof, “Effective Date” shall mean the date that the first Registration Statement that the Corporation is required to file pursuant to the Registration Rights Agreement has been declared effective by the SEC.

(e)     Record Holder. The person or persons entitled to receive the Conversion Shares issuable upon a conversion of Series B Preferred Stock shall be treated for all purposes as the legal and record holder or holders of such Conversion Shares upon delivery by a Converting Holder of the Conversion Notice, or in the case of Conversion Shares the issuance of which is subject to a bona fide dispute that is subject to and being resolved pursuant to, and in compliance with the time periods and other provisions of, the dispute resolution provisions of Section 7, the first Business Day after the resolution of such bona fide dispute.

(f)     Corporation’s Failure to Timely Convert.

(i)     Cash Damages. If by the Share Delivery Date, the Corporation shall fail to issue and deliver a certificate to a Converting Holder for, or credit such Converting Holder’s or its designee’s balance account with DTC with, the number of Conversion Shares (provided the Unrestricted Condition is satisfied, free of any restrictive legend) (a “Delivery Failure”), then, in addition to all other available remedies that such Converting Holder may pursue hereunder, the Corporation shall pay additional damages to such Converting Holder for each day after the Share Delivery Date such conversion is not timely effected in an amount equal to one percent (1%) of the product of (I) the number of Conversion Shares not issued to the Converting Holder or its designee on or prior to the Share Delivery Date and to which the Series B Holder is entitled and (II) the Volume Weighted Average Price of the Common Stock on the Share Delivery Date (such product is referred to herein as the “Share Product Amount”). Alternatively in lieu of the foregoing damages, at the written election of the applicable Converting Holder made in such Converting Holder’s sole discretion, if, on or after the applicable Conversion Date, such Converting Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Converting Holder of Conversion Shares that such Converting Holder anticipated receiving from the Corporation (such purchased shares, “Buy-In Shares”), the Corporation shall be obligated to promptly pay to such Series B Holder (in addition to all other available remedies that the Series B Holder may otherwise have), 105.0% of the amount by which (A) such Converting Holder’s total purchase price (including brokerage commissions, if any) for such Buy-In Shares exceeds (B) the net proceeds received by such Converting Holder from the sale of the number of shares equal to up to the number of Conversion Shares such Converting Holder was entitled to receive but had not received on the Share Delivery Date. If the Corporation fails to pay the additional damages set forth in this Section 5(f)(i) within five (5) Business Days of the date incurred, then the Converting Holder entitled to such payments shall have the right at any time, so long as the Corporation continues to fail to make such payments, to require the Corporation, upon written notice, to immediately issue, in lieu of such cash damages, the number of Shares equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price specified by the Converting Holder in the Conversion Notice.

(ii)     Void Conversion Notice. If for any reason a Converting Holder has not received all of the Conversion Shares prior to the tenth (10th) Business Day after the Share Delivery Date with respect to a conversion of Series B Preferred Stock (a “Conversion Failure”), then such Converting Holder, upon written notice to the Corporation (a “Void Conversion Notice”), may void its Conversion with respect to, and retain or have returned, as the case may be, any shares of Series B Preferred Stock that have not been converted pursuant to such Converting Holder’s Conversion Notice; provided, that the voiding of such Converting Holder’s Conversion Notice shall not affect the Corporation’s obligations to make any payments that have accrued prior to the date of such notice pursuant to Section 5(f)(i).

6.     Limitations on Share Issuances. Notwithstanding anything herein to the contrary, the Corporation shall not issue to any Series B Holder, and no Series B Holder may acquire, a number of shares of Common Stock hereunder (pursuant to Section 4, Section 5 or otherwise) to the extent that, upon such issuance, the number of shares of Common Stock then beneficially owned by such Series B Holder and its Affiliates and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with such Series B Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Series B Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or acquire similar to the limitation set forth herein), would exceed 9.985% of the total number of shares of Common Stock then issued and outstanding (the “9.985% Cap”); provided, however, that the 9.985% Cap shall only apply to the extent the Common Stock is deemed an “equity security” pursuant to Rule 13d-1(i) promulgated under the Exchange Act. For purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and applicable regulations of the SEC, and the percentage held by each Series B Holder shall be determined in a manner consistent with the provisions of Section 13(d) of the Exchange Act. Upon written request of any Series B Holder at any time, the Corporation shall, within one (1) Business Day, confirm orally and in writing to such Series B Holder the number of shares of Common Stock then outstanding.

7.     Dispute Resolution. In the case of a dispute between the Corporation and any Series B Holder as to the determination of the Conversion Price, the Redemption Price, the number of Redemption Shares, the number of Daily Issuance Shares or the arithmetic calculation of the Conversion Rate, the Corporation shall instruct the Transfer Agent to issue to the Series B Holder the number of Conversion Shares or Redemption Shares (including any Daily Issuance Shares), as applicable, that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Series B Holder via facsimile within two (2) Business Days of receipt of the Series B Holder’s Conversion Notice, in the case of a dispute pertaining to Section 5 hereof, or the delivery of the Corporation’s Share Issuance Notice, in the case of a dispute pertaining to Section 4 hereof, or other date of determination. If the Series B Holder and the Corporation are unable to agree upon the determination of the Conversion Price, the Redemption Price, the number of Redemption Shares or the number of Daily Issuance Shares or arithmetic calculation of the Conversion Rate within one (1) Business Day of such disputed determination or arithmetic calculation being transmitted to the Series B Holder, then the Corporation shall promptly (and in any event within two (2) Business Days) submit via facsimile (A) the disputed determination of the Conversion Price, the Redemption Price, the number of Redemption Shares or the number of Daily Issuance Shares (as applicable) to an independent, reputable investment banking firm agreed to by the Corporation and holders of a Super-Majority of the Series B Preferred Stock or (B) the disputed arithmetic calculation of the Conversion Rate to the Corporation’s independent registered public accounting firm, as the case may be. The Corporation shall direct the investment bank or the accounting firm, as the case may be, to perform the determinations or calculations and notify the Corporation and the Series B Holder of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accounting firm’s determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. Notwithstanding the existence of a dispute contemplated by this paragraph, if requested by the Series B Holder, the Corporation shall issue to the Series B Holder the Conversion Shares or Daily Issuance Shares not in dispute in accordance with the terms hereof.

8.     Voting Rights; Board of Directors.

(a)     Each Series B Holder shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws, and, except as expressly provided by this Certificate or as provided by law, shall be entitled to vote together with holders of Common Stock (all voting together as a single class) on all matters upon which holders of Common Stock have the right to vote. In respect of all such matters, the Series B Holders shall have the right to [____]1 votes for each share of Series B Preferred Stock, subject to adjustment as provided herein. In the event of any Stock Event (as defined below), there will be a proportionate adjustment in the number of votes for each share of Series B Preferred Stock to maintain the same voting rights relative to the Common Stock.

(b)     So long as any shares of Series B Preferred Stock are outstanding, the Board of Directors of the Corporation shall consist of five (5) directors, to be elected as follows:

(i)     The Series B Holders, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

(ii)     The holders of Common Stock and any other class of stock which generally votes together with the Common Stock, all voting together as a single class on an as converted to Common Stock basis, shall be entitled to elect four (4) members of the Board of Directors at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors.

9.     Protective Provisions. The Corporation shall not, either directly or indirectly (whether by amendment, corporate action, by contract, by merger or otherwise) without the vote or written consent of the holders of a Super-Majority of the Series B Preferred Stock, in each case given in writing or by vote at a meeting, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)     (i) amend, modify, or repeal any provision of this Certificate, the Certificate of Incorporation of the Corporation or the Bylaws of the Corporation in a manner that adversely affects, or (ii) enter into, or become party or subject to, any agreement (including any loan agreement, credit facility, instrument of indebtedness or similar agreement) that would adversely affect the preferences, rights or powers of, or any restrictions provided for the benefit of, the Series B Preferred Stock (including, without limitation, any such agreement that would limit the ability of the Corporation to pay dividends, or make any other distributions or payments, as contemplated hereby), except, in the case of clause (i), for ministerial changes to correct clerical or typographical mistakes;

1 The number of votes will be five (5) votes, subject to adjustment for the Reverse Split (as defined in the Exchange Agreement) to be effected prior to the filing hereof.

(b)     create, authorize or designate (by reclassification, merger or otherwise), issue or obligate itself to issue, any Senior Securities or Parity Securities (including any security convertible into or exercisable or exchangeable for any Senior Securities or Parity Securities);

(c)     make, pay, redeem or set aside funds for the payment of any dividend, distribution or payment with respect to any equity security of the Corporation, except for (w) payments, redemptions, distributions and reserves in respect of the Series B Preferred Stock; (x) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock; or (y) dividends or other distributions payable upon a Liquidation;

(d)     take any action to change the authorized number of members of the Board of Directors to a number other than five (5);

(e)     incur indebtedness or borrow money, except indebtedness for working capital purposes not in excess of the sum of $3,000,000 at any time outstanding;

(f)     consummate or consent to any Liquidation (including a Liquidation pursuant to Section 3(b)(1), Section 3(b)(ii) or Section 3(b)(iii)) in which the holders of Series B Preferred Stock do not receive in cash at the closing of any such event or occurrence the Series B Liquidation Preference for each outstanding share of Series B Preferred Stock; or

(g)     issue any Junior Securities that (i) would require the Corporation to obtain Junior Holders’ consent, voting as a single class, for the consummation of any Liquidation, including a Liquidation pursuant to Section 3(b)(1), Section 3(b)(ii) or Section 3(b)(iii); or (ii) provide for a liquidation preference amount in excess of one times the original issue price of all such Junior Securities.

10.     Warrants. Any Series B Holder that is also a holder of Warrants may, at such Series B Holder’s sole option, in accordance with Section 3(a)(iii) of the applicable Warrant, pay the Exercise Price (as defined in the applicable Warrant) by surrendering a number of shares of Series B Preferred Stock having an aggregate Series B Liquidation Preference in an amount equal to such Exercise Price in exchange for the number of Exercise Shares (as defined in the applicable Warrant) to which such exercise relates (a “Share Exchange Exercise”). In connection with any Share Exchange Exercise, Dividends shall cease to accrue on the shares of Series B Preferred Stock so surrendered for any day after the date such Exercise Price has been paid and Common Stock has been issued to such Series B Holder for the portion of such Warrant that was exercised.

11.     Certain Definitions. As used in this Certificate, the following terms shall have the meanings defined in this Section 5.

“Bylaws” means the by-laws of the Corporation, as they may be amended from time to time.

“Calendar Quarter” means, with respect to any calendar year, the quarterly periods commencing on January 1, April 1, July 1 and October 1.

“Certificate” means this Certificate of Designations.

“Common Stock” means the Corporation’s common stock, par value $0.0001 per share.

“Conversion Price” means, as of any date of determination, 90% of the average of the Volume Weighted Average Prices per share of Common Stock for the three (3) Trading Day period immediately preceding the Conversion Date (the “Measurement Period”); provided, that in the event that a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the Shares shall be changed into or become exchangeable for a larger or small number of shares (a “Stock Event”) is consummated during the Measurement Period, the Volume Weighted Average Price for all Trading Days during the Measurement Period prior to the effectiveness of the Stock Event shall be appropriately adjusted to reflect such Stock Event.

“Delisting Event” means any of the following: (i) the Common Stock is not listed on the Principal Market, (ii) trading in the Common Stock on the Principal Market is suspended, or (iii) the Corporation is not in compliance with any rule or regulation applicable to the trading or listing of the Common Stock on the Principal Market.

“Eligible Market” means the New York Stock Exchange, Inc., the Nasdaq Global Market, the Nasdaq Global Select Market, the Nasdaq Capital Market or, in each case, any successor thereto.

“Exchange Agreement” means the Exchange Agreement, dated as of June 9, 2017.

“Failure Share Amount” means, as of any date of determination with respect to any Series B Holder, a number of shares of Series B Preferred Stock equal to the lesser of (i) the number of shares of Series B Preferred Stock held by such Series B Holder as of such date and (ii) (A) the number of shares of Series B Preferred Stock held by such Series B Holder that have become convertible into Common Stock hereunder as a result of each Redemption Failure that has occurred on or prior to such date, less (B) the number of shares of Series B Preferred Stock that have been converted into Common Stock by such Series B Holder pursuant to Section 5.

“Insolvency Event” means that (i) the Corporation or any of its subsidiaries shall have instituted or consented to the institution of any proceeding under the United States Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, insolvency or similar debt relief law (collectively, “Debtor Relief Laws”), or made an assignment for the benefit of creditors; or applied for or consented to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty calendar days; (ii) any proceeding under any Debtor Relief Law relating to the Corporation or any of its subsidiaries or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty calendar days, or an order for relief is entered in any such proceeding; (iii) the Corporation or any of its subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (iv) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Corporation or any of its subsidiaries and is not released, vacated or fully bonded within thirty days after its issue or levy.

“Issuance Date” means the date the Exchange (as defined in the Exchange Agreement) is consummated pursuant to the Exchange Agreement.

“Issuance Period” means, with respect to a Share Issuance Notice, the period commencing on the third Trading Day following delivery of the Share Issuance Notice and ending at the completion of twelve (12) consecutive Trading Days (including such initial Trading Day) thereafter; provided, that in the event of the occurrence of a Share Delivery Failure during any Issuance Period, such Issuance Period shall be deemed to have ended at the completion of the date on which such Share Delivery Failure has occurred and, provided, further, that the Issuance Period shall be deemed to have ended at such time during an Issuance Period as Partial Reference Date Shares are issuable in accordance with Section 4(b)(ii)(2).

“Market Capitalization” shall mean, as of any date of determination, the product of (x) the number of issued and outstanding shares of Common Stock as of such date (exclusive of any shares of Common Stock issuable upon the exercise of options or warrants or conversion of any convertible securities), multiplied by (y) the closing price per share of Common Stock as of the preceding Trading Day on the Principal Market, as reported by, or based upon data reported by, Bloomberg.

“National Securities Exchange” means each of the following, together with any successor thereto: Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, New York Stock Exchange, Inc., NYSE Arca and NYSE MKT.

“Principal Market” means the Nasdaq Capital Market or any successor thereto, or any other Eligible Market that is the principal market on which the Common Stock is listed or traded as of the applicable date of determination.

“Pro Rata Share” means, with respect to any Series B Holder as of any date of determination, a fraction, the numerator of which is the number of shares of Series B Preferred Stock held by such holder as of such date and the denominator of which is the total number of Series B Preferred Stock outstanding as of such date.

“Registrable Securities” has the meaning given to such term in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of [   ], 2017, by and among the Corporation and the Investors (as defined in the Exchange Agreement).

“Registration Statement” has the meaning given to such term in the Registration Rights Agreement.

“Series B Original Issue Price” means $1,000.00 per share of Series B Preferred Stock.

“Trading Day” means any day on which the Common Stock is traded for at least six hours on the Principal Market.

“Volume Weighted Average Price” means, with respect to any security as of any date of determination or during any period of determination, the volume weighted average sale price on the Principal Market as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and designated by the Corporation and a Super-Majority of Series B Preferred Stock (“Bloomberg”). If the Volume Weighted Average Price of any security cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value of such security as mutually determined by the Corporation and holders of a Super-Majority of Series B Stock.

“Withholding Date” means the first date on which the Corporation withholds or determines that it is required to withhold any taxes as a result of the provisions in Section 4(b) hereof and the transactions contemplated hereby.

IN WITNESS WHEREOF, Nuo Therapeutics, Inc. has caused this Certificate of Designations to be signed and attested by the undersigned this [__] day of June, 2017.

NUO THERAPEUTICS, INC. By: Name: David Jorden Title: CEO/CFO

Exhibit A

Conversion Notice

Reference is made to the Certificate of Designations of Series B Preferred Stock (the “Certificate of Designations”) of NUO THERAPEUTICS, INC., a Delaware corporation (the “Company”). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert _________ shares (the “Subject Preferred Shares”) of Series B Preferred Stock indicated below into Shares of Common Stock, par value $______ per share (the “Common Stock”), of the Company, as of the date specified below.

Date of Conversion:

Please confirm the following information:

Redemption Price:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Subject Preferred Shares is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

DTC Participant Number and Name:

Account Number:

Dated:                                                                                                                                                                      Signature: